EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No’s. 333-117092, 333-108114, 33-75908, 33-75906, 333-84974, 333-34160 and 33-86532) of LodgeNet Entertainment Corporation of our report dated May 13, 2005, relating to the financial statements of LodgeNet Entertainment Corporation 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
June 28, 2005

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